Exhibit e(1)(q)
SCHEDULE A
(to Amended and Restated Distribution Agreement between Pacific Life Funds and Pacific Select Distributors dated effective January 1, 2007)

Fund Name	Share Class(es)
PL Portfolio Optimization Conservative Fund	A, B, C, R
PL Portfolio Optimization Moderate-Conservative Fund	A, B, C, R
PL Portfolio Optimization Moderate Fund	A, B, C, R
PL Portfolio Optimization Moderate-Aggressive Fund	A, B, C, R
PL Portfolio Optimization Aggressive Fund	A, B, C, R

PL Money Market Fund	A
PL Income Fund	A, C, I
PL Floating Rate Income Fund	A, C, I
PL High Income Fund	A, C, I
PL Short Duration Income Fund	A, C, I
PL Strategic Income Fund	A, C, I

PL Floating Rate Loan Fund	P
PL Small-Cap Value Fund	P
PL Main Street® Core Fund	P
PL Emerging Markets Fund	P
PL Small-Cap Growth Fund	P
PL International Value Fund	P
PL Large-Cap Value Fund	P
PL Short Duration Bond Fund	P
PL Growth LT Fund	P
PL Mid-Cap Equity Fund	P
PL Large-Cap Growth Fund	P
PL International Large-Cap Fund	P
PL Managed Bond Fund	P
PL Inflation Managed Fund	P
PL Comstock Fund	P
PL Mid-Cap Growth Fund	P
PL Real Estate Fund	P
PL Emerging Markets Debt Fund	P

Schedule A to Amended and Restated Distribution Agreement between PLF and PSD
Effective: July 1, 2012
AGREED TO & ACCEPTED BY:
PACIFIC LIFE FUNDS

By: Name:	/s/ Howard T. Hirakawa Howard T. Hirakawa	By: Name:	/s/ Laurene E. MacElwee Laurene E. MacElwee
Title:	Vice President	Title:	VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By: Name:	/s/ Adrian S. Griggs Adrian S. Griggs	By: Name:	/s/ Lori K. Lasinski Lori K. Lasinski
Title:	Chief Executive Officer	Title:	Assistant Secretary